DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into as of the 31st day of October, 2023, by and between Trust for Professional Managers, a Delaware statutory trust (the “Client” or “Trust”) and Northwestern Mutual Investment Services, LLC, a Wisconsin limited liability company (the “Distributor”).

WHEREAS, the Client is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Client desires to retain the Distributor as principal underwriter in connection with the offering of the Shares of each series of the Client listed on Exhibit A hereto (as amended from time to time) (each a “Fund” and collectively the “Funds”);

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, this Agreement has been approved by a vote of the Client’s board of trustees (the “Board”) and its disinterested trustees in conformity with Section 15(c) of the 1940 Act; and

WHEREAS, the Distributor is willing to act as principal underwriter for the Client on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.Appointment of Distributor. The Client hereby appoints the Distributor as its principal underwriter for the distribution of Shares of the Funds, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.Services and Duties of the Distributor.

A.The Distributor agrees to act as the principal underwriter of the Client for the distribution of the Shares of the Funds, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term “Prospectus” shall mean the current prospectus, including the statement of additional information, as both may be amended or supplemented, relating to any of the Funds and included in the currently effective registration statement(s) or post-effective amendment(s) thereto (the “Registration Statement”) of the Client under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

B.During the continuous public offering of Shares of the Funds, the Distributor shall use commercially reasonable efforts to distribute the Shares. All orders for Shares shall be made through financial intermediaries or submitted directly to the applicable Fund or its designated agent. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus. The Client or its designated agent will confirm orders and subscriptions upon receipt, will make appropriate book entries and, upon receipt of payment therefor, will issue the appropriate number of Shares in uncertificated form.

C.Unless otherwise arranged for by the Trust, the Distributor shall maintain membership with the National Securities Clearing Corporation (“NSCC”) and any other similar successor organization to sponsor a participant number for the Funds so as to enable the Shares to be traded through NSCC’s Fund/SERV System (“FundSERV”). The Client acknowledges and agrees that the Distributor shall not be responsible for any operational matters associated with FundSERV or Networking transactions, including but not limited to taking orders from financial intermediaries.

D.The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations regarding the Funds other than as contained in the Prospectus and any marketing materials specifically approved by the Client or the investment adviser to the Fund(s).

E.The Distributor agrees to review all proposed marketing materials provided by the Client for compliance with applicable Securities and Exchange Commission (“SEC”) and FINRA advertising rules and regulations and shall file with FINRA those marketing materials it believes are required to be filed in compliance with such applicable laws and regulations. The Distributor agrees to furnish to the Client any comments provided by regulators with respect to such marketing materials.

F.At the request of the Client, the Distributor shall enter into the Standard Dealer Agreement (as defined below), and may, in its discretion, enter into non-standard dealer agreements with financial intermediaries as the Client may select, in order that such broker-dealers and other intermediaries may sell Shares of the Funds. The Fund’s form of dealer agreement and/or selling agreement, in a form similar to that attached at Exhibit C, shall be approved by the Client’s Board (“Standard Dealer Agreement”).

G.The Client acknowledges and agrees that the Distributor shall not be obligated to make any payments to any broker-dealers, other financial intermediaries or other third parties, unless (i) the Distributor has received an authorized corresponding payment from the applicable Fund’s plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act (“Plan”) and (ii) such Plan been approved by the Client’s Board or (iii) a shareholder servicing plan approved by the Client’s Board.

H.The Distributor shall not be obligated to sell any certain number of Shares.

I.The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of 12b-1 payments received by the Distributor, if any.

J.The Distributor may enter into agreements (“Subcontracts”) with qualified third parties to carry out some or all of the Distributor’s obligations under this Agreement, with the prior written consent of the Client, such consent not to be unreasonably withheld; provided that execution of a Subcontract shall not relieve the Distributor of any of its responsibilities hereunder.

K.The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

L.Notwithstanding anything herein to the contrary, the Distributor shall not be required to register as a broker or dealer in any specific jurisdiction or to maintain its registration in any jurisdiction in which it is now registered; provided, however, that the Distributor shall at all times during the term of this Agreement be registered as a broker-dealer under the 1934 Act and a member in good standing of FINRA.

M.The Distributor is not authorized by the Client to give any information or to make any representations other than those contained in the Registration Statement or Prospectus or contained in shareholder reports or other material that may be prepared by or on behalf of the Client for the Distributor’s use.

N.The Distributor agrees to maintain and preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, such records as are required to be maintained by Rule 31a-1(d) under the 1940 Act. The Distributor shall implement and maintain a business continuity/disaster recovery plan and policies and procedures reasonably designed to prevent, detect and respond to cybersecurity threats and to implement such internal controls and other safeguards as are necessary. The Distributor agrees that all records which it maintains pursuant to the 1940 Act on behalf of the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request; provided, however, that Distributor may retain all such records required to be maintained by Distributor pursuant to applicable FINRA or SEC rules and regulations.

O.The Distributor agrees to (i) maintain compliance policies and procedures (a “Compliance Program”) that are reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 of the 1940 Act) with respect to the Distributor’s services under this Agreement and (ii) provide any and all information with respect to the Compliance Program (as may be reasonably requested by the Trust’s Chief Compliance Officer or Board), including without limitation, information and certifications with respect to material violations of the Compliance Program and any material deficiencies or changes therein.

P.The Distributor undertakes to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor.

3.Duties of the Client.

A.The Client agrees to redeem or repurchase Shares tendered by shareholders of the Funds in accordance with the Client’s obligations in the Prospectus and the Registration Statement.

The Client reserves the right to suspend such repurchase right upon written notice to the Distributor.

B.The Client shall take, or cause to be taken, all necessary action to register the Shares under the federal and all applicable state securities laws and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Client authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

C.The Client agrees to advise the Distributor promptly in writing:

(i)of any material action, correspondence, or other communication by the SEC or its staff relating to the Funds, including requests by the SEC for amendments to the Registration Statement or Prospectus;

(ii)in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

(iii)of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading;
(iv)in the event that it determines to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise or to suspend the redemption of Shares of any Fund at any time as permitted by the 1940 Act or the rules of the SEC; and

(v)of the commencement of any material litigation or proceedings against the Client or any of its officers or trustees in connection with the issue and sale of any of the Shares.

D.The Client shall file such reports and other documents as may be required under applicable federal and state laws and regulations, including state blue sky laws, and shall notify the Distributor in writing of the states in which the Shares may be sold and of any changes to such information.

E.The Client agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

F.The Client shall reasonably cooperate in the efforts of the Distributor to distribute the Shares. In addition, the Client shall keep the Distributor reasonably informed of its affairs related to the activities contemplated by this Agreement and shall provide to the Distributor from time to time copies of all information, financial statements, and other material that the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Client by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may reasonably request. The Client shall forward a copy of any SEC filings, including the Registration Statement, to the Distributor within three business days of any such filings. The Client represents that it will not use or authorize the use of any marketing materials unless and until such marketing materials have been approved and authorized for use by the Distributor.

G.The Client shall provide and cause each other agent or service provider to the Client, including the Client’s transfer agent and investment adviser, to provide, to Distributor in a timely and accurate manner all such information (and in such reasonable medium) that the Distributor may reasonably request that may be necessary for the Distributor to perform its duties under this Agreement.

H.The Client shall not file any amendment to the Registration Statement or Prospectus that materially amends any provision therein which pertains to Distributor, the distribution of the Shares or the applicable sales loads or public offering price without giving Distributor reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Client’s right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Client may deem advisable, such right being in all respects absolute and unconditional.

I.The Client shall not list the Distributor as the principal underwriter or distributor in any post-effective amendment to the Registration Statement, which is filed for the purpose of creating a new Fund, without receiving prior written permission from the Distributor. At or before such time as a new Fund becomes effective, Client and Distributor agree to amend this Agreement for purposes of updating Exhibit A.

4.Representations and Warranties of the Client.

A.The Client hereby represents and warrants to the Distributor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)it is duly organized and existing and in good standing under the laws of its jurisdiction of incorporation/organization and is registered as an open-end management investment company under the 1940 Act;

(ii)this Agreement has been duly authorized, executed and delivered by the Client and, when executed and delivered, will constitute a valid and legally binding obligation of the Client, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws/operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(iv)the Shares are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable;

(v)the Registration Statement and Prospectus included therein have been prepared in conformity with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder;

(vi)the Registration Statement and Prospectus and any marketing materials prepared by the Client or its agent do not and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects; and

(vii)the Client owns, possesses, licenses or has other rights to use all patents, patent applications, trademarks and service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for or used in the conduct of the Client’s business and for the offer, issuance, distribution and sale of the Shares in accordance with the terms of the Prospectus and this Agreement, and such Intellectual Property does not and will not breach or infringe the terms of any Intellectual Property owned, held or licensed by any third party.

B.The Client has adopted policies and procedures pursuant to Title V of the Gramm- Leach-Bliley Act, as may be modified from time to time. In this regard, the Client (and relevant agents) shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent the unauthorized access to or use of, records and information relating to the Client and the owners of the Shares.

5.Representations and Warranties of the Distributor.

A.The Distributor hereby represents and warrants to the Client, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii)this Agreement has been duly authorized, executed and delivered by the Distributor and, when executed and delivered, will constitute a valid and legally binding obligation of the Distributor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement; and

(iv)it is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA.

B.In connection with all matters relating to this Agreement, the Distributor will comply with the applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal or state laws and regulations to the extent such laws, rules, and regulations relate to Distributor’s role as the principal underwriter of the Funds.

C.The Distributor shall promptly notify the Client of the commencement of any material litigation or proceedings against the Distributor or any of its managers, officers or directors in connection with the issue and sale of any of the Shares.

6.Compensation.

A.In consideration of the Distributor’s services in connection with the distribution of Shares of each Fund and Class thereof, the Distributor shall receive the compensation set forth in Exhibit B.

B.Except as specified in Section 6(A), the Distributor shall be entitled to no compensation or reimbursement of expenses from the Client for the services provided by the Distributor pursuant to this Agreement. Any such compensation or reimbursement of expenses shall be paid or reimbursed by the Fund’s investment adviser pursuant to an Agreement between the investment adviser and the Distributor.

7.Expenses.

A.The Client shall bear all costs and expenses in connection with registration of the Shares with the SEC and the applicable states, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of its Funds, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related marketing material, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Client pursuant to Section 3(D) hereof.

B.The Distributor shall only bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

8.Indemnification.

A.The Client shall indemnify, defend and hold the Distributor, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Distributor Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the reasonable costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable and documented counsel fees incurred in connection therewith) (collectively, “Losses”) that any Distributor Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or relating to (i) the Distributor serving as distributor of the Funds pursuant to this Agreement and in accordance with the terms and conditions of this Agreement; (ii) the Client’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (iii) the Client’s failure to comply in all material respects with any applicable securities laws or regulations; or (iv) any claim that the Registration Statement, Prospectus, shareholder reports, marketing materials or other information filed or made public by the Client (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the 1933 Act, or any other statute or the common law any violation of any rule of FINRA or of the SEC or any other jurisdiction wherein Shares of the Funds are sold, provided, however, that the Client’s obligation to indemnify any of the Distributor Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such marketing material in reasonable reliance upon and in conformity with information relating to the Distributor and furnished to the Client or its counsel by the Distributor in writing for use in such Registration Statement, Prospectus, annual or interim report, or any marketing materials. In no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Client or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

B.The Distributor shall indemnify, defend and hold the Client, its affiliates, and each of their respective trustees, officers, employees, representatives, and any person who controls or previously controlled the Client within the meaning of Section 15 of the 1933 Act (collectively, the “Client Indemnitees”), free and harmless from and against any and all Losses that any Client Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon (i) the Distributor’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) the Distributor’s failure to comply in all material respects with any applicable securities laws or regulations; or (iii) any claim that the Registration Statement, Prospectus, marketing materials or other information filed or made public by the Client (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reasonable reliance upon, and in conformity with, information furnished to the Client by the Distributor in writing for use in such Registration Statement, Prospectus, marketing materials or other information filed or made public by the Client. In no event shall anything contained herein be so construed as to protect the Client against any liability to the Distributor to which the Client would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

C.In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

D.Failure by the indemnified party to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them.

E.No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 8(A) or 8(B) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

F.No person shall be obligated to provide indemnification under this Section 8 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the FINRA; provided, however, in such event indemnification shall be provided under this Section 8 to the maximum extent so permissible.

9.Conversions; Dealer Agreement Indemnification.

A.Non-Standard Dealer Agreements. The Client acknowledges and agrees that the Distributor may enter into dealer and/or selling agreements (“Non-Standard Dealer Agreements”) that contain certain representations, duties, undertakings and indemnification that are not included in the Standard Dealer Agreement, or lack certain representations, duties, and indemnification included in the Standard Dealer Agreement (“Non-Standard Obligations,” and collectively with Non-Standard Duties, “Non-Standard Obligations”). The Client agrees to perform, or cause to perform, all such Non-Standard Obligations under any Non-Standard Dealer Agreement. For the avoidance of doubt, any dealer or selling agreement that materially deviates from the Standard Agreement shall be considered a “Non-Standard Dealer Agreement.”

B.Indemnification. To the extent that the Distributor, after the review and approval by the Client, enters into any Non-Standard Dealer Agreement, the Client shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all Losses that any Distributor Indemnitee may incur arising out of or relating to (a) any failure to perform any Non-Standard Obligations under any Non-Standard Dealer Agreement; (b) any representations made by the Distributor in any Non-Standard Dealer Agreement to the extent that the Distributor is not required to make such representations in the Standard Dealer Agreement; (c) any indemnification provided by the Distributor under a Non-Standard Dealer Agreement to the extent that such indemnification is beyond the indemnification that the Distributor provides to intermediaries in the Standard Dealer Agreement. In no event shall anything contained herein be so construed as to protect the Distributor Indemnitee against any liability to the Client or its shareholders to which such Distributor Indemnitee would otherwise be subject by reason of its willful misfeasance, bad faith, or gross negligence in the performance or reckless disregard of its obligations or duties under the Non-Standard Dealer Agreement to the extent that such duties and obligations are the responsibility of the Distributor in the Standard Dealer Agreement.

10.Limitations on Damages. Neither party shall be liable for any consequential, special or indirect losses or damages suffered by the other party, whether or not the likelihood of such losses or damages was known by the party.

11.Force Majeure. Neither party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, acts of nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; provided, however, that in each specific case such circumstance shall be beyond the reasonable control of the party seeking to apply this force majeure clause.

12.Duration and Termination.

A.This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Client’s Board or (ii) the vote of a majority of the outstanding voting securities of a Fund, in accordance with Section 15 of the 1940 Act.

B.Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund (i) through a failure to renew this Agreement at the end of a term or (ii) upon mutual consent of the parties. Further, this Agreement may be terminated upon no less than 60 days’ written notice, by either the Client through a vote of a majority of the members of the Board who are not interested persons, as that term is defined in the 1940 Act, and have no direct or indirect financial interest in the operation of this Agreement or by vote of a majority of the outstanding voting securities of a Fund, or by the Distributor. The Client shall be entitled to terminate this Agreement immediately upon notice to the Distributor in the event its membership with FINRA is terminated or suspended.

C.This Agreement will automatically terminate in the event of its assignment.
D.Upon termination of this Agreement, Distributor agrees to cooperate in good faith with the Client in connection with the transfer of Distributor’s duties under this Agreement and shall deliver to the Client or to a third party as directed by the Client (at the expense of the Client except for termination of this Agreement by the Client for Distributor’s material breach of this Agreement) all records and other documents retained by the Distributor on behalf of the Client pursuant to Rule 31a-1(d) under the 1940 Act.

13.Anti-Money Laundering Compliance.

A.Each of Distributor and Client acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects to the extent applicable to it.

B.The Distributor shall include appropriate contractual provisions regarding anti- money laundering compliance obligations in agreements entered into by the Distributor with any broker-dealer or other financial intermediary that is authorized to sell Shares of a Fund.

C.Each of Distributor and Client agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”). Distributor undertakes that it will grant to the Client, the Client’s anti-money laundering compliance officer and appropriate regulatory agencies, reasonable access to copies of Distributor’s AML Operations, and related books and records to the extent they pertain to the Distributor’s services hereunder. It is expressly understood and agreed that the Client and the Client’s compliance officer shall have no access to any of Distributor’s AML Operations, books or records pertaining to other clients or services of Distributor.

14.Privacy. In accordance with Regulation S-P, the Distributor will not disclose any non- public personal information, as defined in Regulation S-P, received from the Client or any Fund regarding any Fund shareholder; provided, however, that the Distributor may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Funds.

The Client represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by SEC Regulation S-P and agrees to provide to the Distributor a copy of that statement annually. The Distributor agrees to use reasonable precautions to protect, and prevent the unintentional disclosure of, such non-public personal information.

15.Confidentiality. During the term of this Agreement, the Distributor and the Client may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to the Distributor or the Client which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information does not include: (i) information that was known to the receiving party before receipt thereof from or on behalf of the disclosing party; (ii) information that is disclosed to the receiving party by a third person who has a right to make such disclosure without any obligation of confidentiality to the party seeking to enforce its rights under this Section; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the receiving party; or (iv) information that is independently developed by the receiving party or its employees or affiliates without reference to the disclosing party’s information.

Each party will protect the other’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information and will not use the other party’s Confidential Information other than in connection with its obligations hereunder. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by the SEC, FINRA or other federal or state agency or self-regulatory organization with jurisdiction over such party; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and unless otherwise prohibited by law and will cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure. The parties agree that the procedures and restrictions set forth herein shall not apply to disclosures of Confidential Information to Distributor’s applicable regulatory authorities in connection with routine regulatory examinations or requests for information with respect to which Distributor shall be permitted to disclose such Confidential Information necessary to respond to such examinations or requests. The Distributor will advise such regulatory authorities of the confidential nature of such information.

16.Notices. Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) To Distributor:	(ii) If to the Client:
Northwestern Mutual Investment Services, LLC
Attn: Sarah Schneider
720 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202

With a copy to:
Northwestern Mutual Investment Services, LLC
Attn: Dean Hopp
720 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Email: deanhopp@northwesternmutual.com
Trust for Professional Managers Attn: John Buckel 615 East Michigan Street, 2nd Floor Milwaukee, Wisconsin 53202 Telephone: 414-516-1514 Email: john.buckel@usbank.com

17.Modifications. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Client. If required under the 1940 Act, any such amendment must be approved by the Client’s Board, including a majority of the Client’s Board who are not interested persons, as such term is defined in the 1940 Act, of any party to this Agreement, by vote cast in person at a meeting for the purpose of voting on such amendment.

18.Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

19.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

20.Survival. The provisions of Sections 6, 7, 8, 9, 10, 11, 14, 15, and 20 of this Agreement shall survive any termination of this Agreement.

21.Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

22.Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

NORTHWESTERN MUTUAL INVESTMENT SERVICES, LLC

By: /s/ Sarah Schneider
Sarah Schneider
President & Chief Executive Officer

TRUST FOR PROFESSIONAL MANAGERS

By: /s/ John Buckel
John P. Buckel
President

EXHIBIT A

Fund Names

Column Small Cap Fund
Column Small Cap Select Fund
Column Mid Cap Fund
Column Mid Cap Select Fund

A-1

EXHIBIT B

Fees

Remainder of page intentionally left blank.

B-1

EXHIBIT C

NORTHWESTERN MUTUAL INVESTMENT SERVICES, LLC
720 E. Wisconsin Ave.
Milwaukee, WI 53202

SELLING AGREEMENT

    This Agreement is made and effective as of this ___ day of ___________, 20__, between Northwestern Mutual Investment Services, LLC (“Distributor”), a Wisconsin limited liability company, and __________________________ (“Company”), a ____________ corporation.

    WHEREAS, Trust for Professional Managers, a Delaware statutory trust (the “Fund Company”) is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company and currently offers for public sale shares of beneficial interest (“Shares”) in the separate series of the Fund Company listed on Schedule A, as may be amended from time to time (each, a “Fund”);

    WHEREAS, Distributor serves as principal underwriter in connection with the offering and sale of the Shares of each Fund pursuant to a Distribution Agreement, and

    WHEREAS, Company desires to serve as a selected dealer for the Shares of the Funds.

    NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, Distributor and Company agree as follows:

1.Offers and Sales of Shares. Company agrees to offer and sell Shares only at the public offering price currently in effect, in accordance with the terms of the then-current prospectus(es), including any supplements or amendments thereto, of each Fund (“Prospectus”). Company agrees to act only as agent on behalf of its customers (“Customers”) in such transactions and shall not have authority to act as agent for the Funds, for Distributor, or for any other dealer in any respect. All purchase orders are subject to acceptance by Distributor and the relevant Fund and become effective only upon confirmation by Distributor or an agent of the Fund. In its sole discretion, either the Fund or Distributor may reject any purchase order and may, provided notice is given to Company, suspend sales or withdraw the offering of Shares entirely.

2.    Representations, Warranties and Covenants. The parties hereby represent, warrant and covenant the following:

    (a) The Distributor and Company shall comply with all applicable laws, rules and regulations of any governmental or regulatory body and the terms of the applicable Fund Prospectus and Statement of Additional Information (“SAI”).

    (b). If Company delegates its obligations to provide any services under this Agreement to a designee, it will ensure that such designee is aware of and complies with all representations, warranties and covenants hereunder.

    (c) Company represents and warrants that (i) it is registered as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”) or is exempt from registration as a broker-dealer under the 1934 Act, (ii) it is qualified as a broker-dealer in all states or other jurisdictions in which it sells Fund shares or is exempt from registration as a broker-dealer in all states or other jurisdictions in which it sells Fund Shares, and (iii) if it sells shares in additional states or jurisdictions in the future, it will become qualified to act as a dealer in each such state or jurisdiction prior to selling any Fund shares or will confirm an exemption from registration as a broker-dealer in each such state or jurisdiction prior to selling any Fund shares.

(d) Company shall maintain any filings and licenses required by federal and state laws to conduct the business contemplated under this Agreement. Company agrees to notify Distributor immediately in the event of any finding that it violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement.

(e) The parties have obtained and shall maintain, in good standing, membership with the Financial Industry Regulatory Authority, Inc. (“FINRA”), or are otherwise considered a “Bank” and exempt from registration as a broker-dealer under Section 3(a)(6) of the Securities and Exchange Act of 1934, as amended.

    (f) Company further represents and warrants that it is a member of the Securities Investor Protection Corporation (“SIPC”) in good standing and agrees to notify Distributor immediately of any changes in Company’s status with SIPC.

(g) Company represents and warrants that it is not a “Financial intermediary” as defined in Rule 22c-2 under the 1940 Act, as amended, as it clears all mutual fund transactions through one or more clearing firms and does not submit any transactions directly to the Fund Company or the transfer agent to be held in nominee name.

In the event that any of the above representations, warranties and covenants ceases to be true and correct with regard to a party hereto, such party shall give immediate written notice to the other party.

3.    Procedures for Purchases. The procedures relating to all orders and the handling of them shall be made in accordance with the procedures set forth in each Fund’s Prospectus, and to the extent consistent with the Prospectus, written instructions forwarded to Company by Distributor from time to time.

4.    Settlement and Delivery for Purchases. Transactions shall be settled by Company by payment in federal funds of the full purchase price to the Fund’s transfer agent in accordance with applicable procedures. Payment for Shares shall be received by the Fund’s transfer agent by the later of (a) the end of the third business day following Company’s receipt of the Customer’s order to purchase such Shares or (b) the end of one business day following Company’s receipt of the Customer’s payment for such Shares, but in no event later than the end of the sixth business day following Company’s receipt of the Customer’s order. If such payment is not received within the time specified, the sale may be canceled forthwith without any responsibility or liability on Distributor’s part or on the part of the Funds to Company or its Customers. In addition, Company will be responsible to the Fund and/or Distributor for any losses suffered on the transaction.

5.     Procedures for Redemption, Repurchase and Exchange. Redemption or repurchase of Shares as well as exchange requests shall be made in accordance with the procedures set forth in each Fund’s Prospectus and, to the extent consistent with the Prospectus, written instructions forwarded to Company by Distributor from time to time.

6.    Compensation.

(a) On each purchase of Shares by Company from Distributor, Company shall be entitled to receive such dealer allowances, concessions, finder’s fees, sales charges, discounts and other compensation, if any, as described and set forth in each Fund’s Prospectus. Sales charges and discounts to dealers, if any, may be subject to reductions under a variety of circumstances if described in each Fund’s Prospectus. To obtain any such reductions, Distributor must be notified when a sale takes place that would qualify for the reduced charge. If any shares sold by Company under the terms of this Agreement are redeemed by a Fund or tendered for redemption or repurchased by a Fund or by Distributor as agent within seven business days after the date Company purchased such Shares, Company shall notify Distributor in writing and shall forfeit its right to any discount or commission received by or allowed to Company from the original sale.

(b) Distributor agrees to reasonably ensure all sales charges described in the prospectus are not excessive and are properly disclosed to the customer in accordance with FINRA Rule 2341.

7.    Expenses. Company agrees that it will bear all expenses it incurs in connection with its performance of this Agreement, except those that may arise under paragraph 10(b) below.

    8.    Compliance With Federal and State Laws.

    (a) Company will not sell any of the Shares except in compliance with all applicable federal and state securities laws. In connection with sales and offers to sell Shares, Company will furnish or cause to be furnished to each person to whom any such sale or offer is made, at or prior to the time of offering or sale, a copy of the Prospectus and, if requested, the related SAI. Distributor shall be under no liability to Company except for lack of good faith and for obligations expressly assumed by Distributor herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with, or to relieve the parties hereto from any liability arising under, the federal securities laws.

    (b) Distributor shall inform Company as to the states and jurisdictions in which the Distributor Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions as set forth on Schedule B. Company agrees that it will not knowingly offer or sell Shares in any state or jurisdiction in which such Shares are not qualified, unless any such offer or sale is made in a transaction that qualifies for an exemption from registration.

(c) Notwithstanding paragraph (a) above, Distributor represents, warrants and covenants that for Funds electing to utilize a summary prospectus for delivery to shareholders or prospective investors: (i) such summary prospectus content complies with applicable securities laws and regulations; (ii) Distributor will maintain, or cause to be maintained, such electronic Web site disclosure information and electronic links as are necessary for effective delivery of a summary prospectus under applicable securities laws and regulations; and (iii) Distributor will deliver, or cause to be delivered, such summary prospectuses, statutory prospectuses, statements of additional information, shareholder reports or other disclosure documents that shareholders request directly from Distributor, the Fund or Transfer Agent in compliance with applicable securities laws and regulations.

(d) Distributor assumes no responsibility in connection with the registration of Company under the laws of the various states or under federal law or Company’s qualifications under any such law to offer or sell Shares.

(e) Each party agrees to comply with all federal and state rules and regulations that are now or may become applicable to the transactions hereunder.

9.Advertising and Sales Literature. During the term of this Agreement, Distributor will be responsible for providing and approving all promotional, sales and advertising material to be used by Company and its Registered Representatives in the course of their solicitation activities hereunder. Distributor will file such materials or will cause such materials to be filed with the Securities and Exchange Commission, FINRA, and/or any state securities regulatory authorities, as appropriate.

10.Unauthorized Representations.

(a)    No person is authorized to make any representations concerning Shares of the Funds except those contained in the prospectus, SAI and printed information issued by each Fund or by Distributor as information supplemental to each prospectus. Distributor shall, upon request, supply Company with reasonable quantities of prospectuses and SAIs. Company agrees not to use other advertising or sales material relating to the Funds unless approved by Distributor in advance of such use. Neither party shall use the name of the other party in any manner without the other party’s written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

(b)     If Distributor does not promptly supply reasonable quantities of printed prospectuses upon request by Company, Distributor acknowledges that Company may otherwise print and deliver, or cause to be printed and delivered through a third-party fulfillment vendor, prospectuses to fulfill its prospectus delivery obligations under applicable laws, rules and regulations, and Distributor agrees to bear the costs of such printing and delivery of prospectuses.

11.Confirmations. Company agrees to send confirmations of orders placed through Company to its Customers as required by Rule 10b-10 of the 1934 Act. In the event the Customers of Company place orders directly with the Fund or any of its agents, confirmations will be sent to such Customers, as required, by the Fund’s transfer agent.

12.    Records.

(a) Company agrees to maintain all records required by applicable state and federal laws and regulations relating to the offer and sale of Shares to its Customers, and upon the reasonable request of Distributor, or of the Funds, to make these records available to Distributor or the Fund’s administrator as reasonably requested. On orders placed directly with the Fund or its agents, the Fund’s transfer agent will maintain all records required by state and federal laws and regulations relating to the offer and sale of Shares.

(b) Distributor will maintain and preserve all records required by law in connection with its provision of obligations under this Agreement. Upon reasonable request of Company, Distributor will provide timely copies of: (i) historical records relating to Customer transactions involving the Funds; (ii) written communications regarding the Funds to or from Customers; and (iii) other materials relating to the provision of obligations by Distributor under this Agreement.

    13.    Taxpayer Identification Numbers. Company agrees to obtain any taxpayer identification number certification from its Customers required under the Internal Revenue Code and any applicable Treasury regulations, and to provide Distributor or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

14.Indemnification.

(a) Company shall indemnify and hold harmless Distributor, each Fund, the transfer agent and administrator of the Funds, and their respective affiliates, officers, directors, agents, employees and controlling persons from all direct or indirect liabilities, losses or costs (including reasonable attorneys’ fees) arising from, related to or otherwise connected with any breach by Company of any provision of this Agreement.

    (b) Distributor shall indemnify and hold harmless Company and its affiliates, officers, directors, agents, employees and controlling persons from and against any and all direct or indirect liabilities, losses or costs (including reasonable attorneys’ fees) arising from, related to or otherwise connected with any breach by Distributor of any provisions of this Agreement.

    (c) The Agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (the “Indemnified Party”) notifying the other party (the “Indemnifying Party”) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party, unless failure to give such notice does not prejudice the Indemnifying Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph (c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the written consent of the Indemnifying Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

15.    No Agency Created. Nothing in this Agreement shall be deemed or construed to make Company an employee, agent, representative or partner of any of the Funds or of Distributor, and Company is not authorized to act for Distributor or for any Fund or to make any representations on Distributor’s or the Funds’ behalf. Company acknowledges that this Agreement is not exclusive and that Distributor may enter into similar arrangements with other broker-dealers.

    16.    Term, Termination, Assignment and Amendment.

    (a) Either party to this Agreement may terminate this Agreement by giving thirty days’ written notice to the other.

    (b) This Agreement shall terminate automatically with respect to any Fund if (i) Company files a petition in bankruptcy, (ii) a trustee or receiver is appointed for Company or its assets under federal bankruptcy laws, (iii) Company’s registration as a broker-dealer with the Securities and Exchange Commission is suspended or revoked, (iv) Company’s FINRA membership is suspended or revoked, (v) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 is filed against Company, or (vi) the Distribution Agreement between Distributor and a Fund is terminated (including as a result of an assignment). This Agreement also shall terminate automatically in the event of its “assignment,” within the meaning of the 1940 Act.

    (c) Termination of this Agreement by operation of this Paragraph 16 shall not affect any unpaid obligations under Paragraphs 3, 5 or 6 of this Agreement or the liability, legal and indemnity obligations set forth under Paragraphs 7, 8, 10 or 14 of this Agreement.

    (d) This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Schedules or Exhibits, executed by all parties to the Agreement.

    17.    Notices. Each party agrees to promptly notify the other party in writing of any Customer complaint or notice of litigation or arbitration, or of any regulatory investigation relating to the offer and sale of Shares pursuant to this Agreement that either party may receive that may involve the other party. Except as otherwise specifically provided in this Agreement, any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to Company shall be sent to:

__________________________
__________________________
__________________________

Notice to Distributor shall be sent to:

    Northwestern Mutual Investment Services, LLC
    Attn: Dean Hopp, Vice President, Investment Services
    720 E. Wisconsin Ave.
    Milwaukee, WI 53202

    18.    Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

    19.    Entire Agreement. This Agreement, its Schedules and Exhibits, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes any previous recordkeeping, administrative services, sales, distribution, shareholder service, participation, or other agreements, amendments to any of the aforementioned and documents with respect to such matters previously executed by or on behalf of Company, the Distributor or the Funds.

    20.    Governing Law. This Agreement shall be construed in accordance with the laws (without regard, however, to conflicts of law principles) of the State of Delaware, provided that no provision shall be construed in a manner not consistent with the 1940 Act or any rule or regulation thereunder.

21. Cooperation Concerning Complaints. Distributor and Company shall cooperate fully with each other in the investigation and settlement of all complaints, claims, inquiries or proceedings relating to the solicitation or sale of Fund Shares or processing of Share transactions under this Agreement, including without limitation any inquiries made by any relevant regulatory authority. Neither party shall unreasonably withhold such cooperation.

    22.    Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedure. Any arbitration shall be conducted in Milwaukee, Wisconsin, and each arbitrator shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

    23.    Confidentiality. Distributor and Company agree to preserve the confidentiality of any and all materials and information furnished by either party in connection with this Agreement. The provisions of this Paragraph shall not apply to any information which is: (a) independently developed by the receiving party, provided the receiving party can satisfactorily demonstrate such independent development with appropriate documentation; (b) known to the receiving party prior to disclosure by the disclosing party; (c) lawfully disclosed to the receiving party by a third party not under a separate duty of confidentiality with respect thereto to the disclosing party; or (d) otherwise publicly available through no fault or breach by the receiving party.

    In accordance with Regulation S-P, the parties hereto will not disclose any non-public personal information, as defined in Regulation S-P, regarding any Customer, provided, however, that Company or Distributor may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to Company or Distributor, or as may be required by law. Both parties agree to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

    23.    Anti-Money Laundering Program. Each party represents and warrants that it has adopted an anti-money laundering program (“AML Program”) that complies with the Bank Secrecy Act, as amended by the USA PATRIOT Act, and any future amendments (the “PATRIOT Act,” and together with the Bank Secrecy Act, the “Act”), the rules and regulations under the Act, and the rules, regulations and regulatory guidance of the SEC, the FINRA or any other applicable regulatory or self-regulatory organization (collectively, “AML Rules and Regulations”). Company further represents that its AML Program, at a minimum, (a) designates a compliance officer to administer and oversee the AML Program, (b) provides ongoing employee training, (c) includes an independent audit function to test the effectiveness of the AML Program, (d) establishes internal policies, procedures, and controls that are tailored to its particular business, (e) will include a customer identification program consistent with the rules under section 326 of the Act, (f) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (g) provides for screening all new and existing customers against the Office of Foreign Asset Control (“OFAC”) list and any other government list that is or becomes required under the Act, and (h) allows for appropriate regulators to examine Company’s AML books and records.

This space intentionally left blank. Signature page to follow.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.

Please print:        ________________________________(“Company”)

            By: _____________________________
            Name: ___________________________

                NORTHWESTERN MUTUAL INVESTMENT SERVICES, LLC

            By: ___________________________
            Name: Dean Hopp, Vice President, Investment Products

Schedule A

Names of Funds

Column Small Cap Fund
Column Small Cap Select Fund
Column Mid Cap Fund
Column Mid Cap Select Fund

Schedule B

Qualified States for Sale

50 states, Washington DC, Puerto Rico, U.S. Virgin Islands, and Guam.